                                                                EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS



     We consent to the use in Registration Statement No. 333-32913 of Annaly Mortgage Management, Inc. of our report dated July 31, 1997, and to the reference to us under "Experts" both of which are included in the Prospectus, which is also included in such Registration Statement.



Deloitte & Touche LLP
New York, New York
September 17, 1997